Head Office Biopôle Route de la Corniche 3B 1066 Epalinges, Switzerland Translation & Innovation Hub Building Imperial College White City Campus 84 Wood Lane London, W12 0BZ, UK Clinical, Commercial and US Operations 430 Mountain Avenue Suite 404 New Providence, NJ 07974, USA Chemistry Manufacturing and Control 1510 Fashion Island Boulevard Suite 205 San Mateo, CA 94404, USA ADC Therapeutics Exhibit 10.27 Biopôle Route de la Corniche 3B 1066 Epalinges, Switzerland June 19, 2023 PERSONAL AND CONFIDENTIAL Mr. Chris Martin Breitacherlistrasse 18 6467 Schattdorf Switzerland Re: ADC Therapeutics, SA Dear Chris: This letter will confirm the agreement you have reached with ADC Therapeutics SA (“ADCT” or the “Company”) regarding your continuing relationship with ADCT after your employment relationship with the Company ends on July 31, 2023, as contemplated by the letter agreement between you and ADCT dated May 6, 2022 (the “Letter Agreement”). Due to being a co-founder, former CEO and your unique knowledge and understanding of ADCT and its technology, the Board of Directors is pleased to retain you as a special consultant to the Company, including the Science and Technology Committee, commencing on August 1, 2023. You have a significant amount of institutional knowledge regarding the history, technology and business of ADCT gained during your years of service to ADCT, the access to which we believe would continue to greatly benefit the Board of Directors and ADCT as a whole. When your term on the Board of Directors expires, you will be retained by ADCT as a special consultant to provide services as reasonably requested by the Chairman of the Board of Directors or the CEO or the chair of the Science and Technology Committee and at such time and location as is reasonably acceptable to you and ADCT for a period that begins on August 1, 2023, and continues until March 31, 2024. In no event shall the services require more than 8 hours per quarter. You shall document the time spent on your consultancy and shall notify the Company thereof within 20 days after the end of each quarter. For your services as a special consultant, you will receive a payment of $1,500 per quarter. Except for the fees set forth herein, you shall not receive any other compensation or remuneration from the Company. In addition, your previously granted but unvested Restricted Stock Units (“RSUs”) and options to purchase ADCT common stock (“Stock Options”) shall continue to vest in accordance with the 2019 Equity Incentive Plan and the applicable award agreements thereunder during the term of this letter agreement, provided, however, that upon the expiration or termination of this agreement, all RSUs and Stock Options which are

Head Office Biopôle Route de la Corniche 3B 1066 Epalinges, Switzerland Translation & Innovation Hub Building Imperial College White City Campus 84 Wood Lane London, W12 0BZ, UK Clinical, Commercial and US Operations 430 Mountain Avenue Suite 404 New Providence, NJ 07974, USA Chemistry Manufacturing and Control 1510 Fashion Island Boulevard Suite 205 San Mateo, CA 94404, USA not yet vested at that time will be forfeited and immediately terminate, as contemplated by the respective award agreements. Your vested Stock Options will be exercisable in accordance with the 2019 Equity Incentive Plan and the applicable award agreements. It is understood and agreed that the relationship created by this letter agreement is that of an independent contractor and not of employer and employee. You waive any right to receipt of ordinary ADCT employee benefits, including but not limited to health insurance benefits and payments made by ADCT to you pursuant this letter agreement will not be subject to employee and employer social charges including payments to employee retirement benefit plans. You shall be solely responsible for any and all applicable taxes, social charges, insurance premiums and similar charges required to be paid by you in connection with the payments made by ADCT to you pursuant to this letter agreement. ADCT shall not be responsible for the payment of any taxes, social charges or insurance premiums arising out of the payment for activities you provide under this letter agreement, including, without limitation, all federal, cantonal and communal income taxes and social security contributions. You shall continue to be bound by the same duty of confidentiality as during your role as an employee of the Company. In addition, you hereby agree to transfer and assign to ADCT, without any additional compensation, any and all inventions, discoveries, or improvements, whether patentable or otherwise, arising out of or related to your services provided hereunder and made or conceived during the term of this letter agreement. You further agree to execute any and all documents necessary to effect such transfer and assignment. You also agree that you will not trade (buy or sell) in securities of ADCT while in possession of material non- public information, and that you will not disclose any material non-public information, directly or indirectly, to any person for the purpose of allowing such person to trade in ADCT securities, and that you will comply at all times with applicable U.S. federal securities laws and regulations. This letter agreement may be immediately terminated by either party due to any material breach by the other party. This letter agreement shall be construed and governed in accordance with the substantive laws of Switzerland. Any disputes arising out of or under this letter agreement shall be subject to the jurisdiction of the courts in Lausanne, Switzerland. The terms of the Letter Agreement shall remain in full force and effect. This letter agreement shall be binding upon you and ADCT and our respective successors and assigns. We each agree that, upon the reasonable request of the other, we will properly make, execute and deliver any and all other and further instruments as may be reasonable, necessary, desirable or convenient for the purpose of giving full force and effect to the provisions of this agreement.

Head Office Biopôle Route de la Corniche 3B 1066 Epalinges, Switzerland Translation & Innovation Hub Building Imperial College White City Campus 84 Wood Lane London, W12 0BZ, UK Clinical, Commercial and US Operations 430 Mountain Avenue Suite 404 New Providence, NJ 07974, USA Chemistry Manufacturing and Control 1510 Fashion Island Boulevard Suite 205 San Mateo, CA 94404, USA Please sign both originals of this letter and return one signed original to me. Please keep the other original signed document for your records. I look forward to your continued service to ADCT in your new capacity as consultant. Sincerely, Ameet Mallik CEO and President ADC Therapeutics, SA Accepted and Agreed: By: ____________________________ Chris Martin Date: __________________________23rd June 2023 /s/ Ameet Mallik /s/ Chris Martin